                                                                    EXHIBIT 10.8

STATE OF NORTH CAROLINA
COUNTY OF HENDERSON

                                                                 LEASE AGREEMENT
                                                                 ---------------

     THIS LEASE AGREEMENT made as of the   25th   day of   June  , 1997, by and
                                         --------        --------
between BOYD L. HYDER, a citizen and resident of the County of Henderson, State of North Carolina (hereinafter called "Lessor"), and MOUNTAINBANK, INC., (hereinafter called "Lessee");

                              W I T N E S S E T H:

     THAT, subject to the terms and conditions hereinafter set forth, the Lessor does hereby let and lease unto the Lessee those certain premises in the County of Henderson and State of North Carolina situated at Hendersonville, North Carolina and being more particularly described as located off U.S. Highway 64 East, Four Seasons Boulevard, Hendersonville, North Carolina, and as is shown more particularly by metes and bounds on "Exhibit A" attached hereto and incorporated herein.

     TO HAVE AND TO HOLD the said demised premises and appurtenances upon the terms and conditions hereinafter set forth.

     1.   Initial Term and Option to Renew:  The initial twenty (20) year term
          --------------------------------
of this lease shall begin July 1, 1997 and end on June 30, 2017. At the expiration of the initial twenty (20) year term of the lease, Lessee shall have the option of extending the term of this lease for two (2) consecutive five (5) years periods. Lessee shall give Lessor written notice at least ninety (90) days prior to the expiration of the initial term if Lessee decides to exercise the first option to renew. The Lessee shall also be obligated to give to the Lessor written notice at least ninety (90) days prior to the expiration of the first renewal term if Lessee decides to exercise the option to renew for the second renewal term. The rentals for the renewal terms shall be as hereinafter set out in Paragraph "3".

     2.   Rental:  During the initial five (5) years of this lease, the Lessee
          ------
shall pay to the Lessor for the use and occupancy of the demised premises rental at the rate of $80,400.00 per year, payable in equal monthly installments of $6,700.00 in advance on or before the first day of each and every calendar month.

     3.   Rental Adjustments:  During the initial lease term the rental shall be
          ------------------
fixed for the first five (5) years. Rent for rental year six (6) through rental year ten (10) shall be adjusted by the South East Consumer Price Index (the CPI) as follows:

          Year Six   =   Base Rent ($6,700.00 per month)
          Through        Adjusted @ 100% of the accumulated
          Year Ten       CPI for year one through year five,

The "accumulated CPI" shall be defined and determined as follows: the annual increases or decreases in the consumer price index for each year. The annual rental payment at the end of year five (5) shall be determined by taking 100% of the "accumulated CPI", treating that number as a percentage, multiplying the annual rental payment from the previous five (5) year period by that percentage, and adding the resulting figure to the last annual rent figure to arrive at the new annual rent payment figure (to apply for the upcoming five year term).

The same method for calculating rental increases shall be utilized for each five year increment to determine the increases for (a) years six (6) through ten
(10), (b) eleven (11) through fifteen (15), and (c) years sixteen (16) through twenty (20) of the initial lease term. Should Lessee exercise its options to renew the lease, the renewal rent shall increase one hundred percent (100%) of the accumulated CPI during the prior lease term as is set out above.

     4.   Payment of Rental:  All rental payments provided herein shall be made
          -----------------
payable to Lessor at ___________________________________________________________
notice to the contrary is given by Lessor or his agent.

     5.   Taxes and Assessments:  Lessee shall pay all city and county ad
          ---------------------
valorem taxes levied against the demised property.

     6.   Insurance:  At all times during the lease term:
          ---------

          (a) Lessee shall carry a liability policy in the minimum sum of $1,000,000.00 naming the Lessee, Lessor, and any mortgagee of the premises as an insured party. Certification of such general liability insurance with a combined single limit of One Million Dollars ($1,000,000.00) protecting Lessor, Lessee, or any mortgagee from any occurrence resulting in bodily injury or property damage shall be provided to the Lessor at least annually.

          (b) Lessee shall assume the complete risk of loss for Lessee's personal property and fixtures located in the demised premises, and Lessor shall have no interest in the proceeds of insurance upon that personal property, if any insurance exists.

          (c) Lessee shall maintain a fire and casualty policy insuring Lessee and Lessor from loss upon terms and conditions satisfactory to Lessor.

     7.   Use of Demised Premises:  Lessee shall use the demised premises to
          -----------------------
construct a temporary and/or permanent banking facility including drive in facilities. Lessor represents that the demised premises may lawfully be used for such purpose under current zoning, and that property is otherwise suitable for such use. Lessee shall comply with all laws, ordinances, orders or regulations of any lawful authority having jurisdiction over the demised premises; provided, however, that Lessor warrants and covenants that, at the time of delivery to the Lessee, the demised premises shall comply with all such laws, ordinances, orders and regulations, and that Lessee shall have no responsibility for preexisting or structural conditions. Without limiting the generality of the foregoing, Lessee shall make such arrangements for the storage and disposition of all garbage and refuse as may be required to keep the demised premises and all adjoining entry ways, sidewalks and delivery areas in the manner required by law and in as neat and orderly conditions as may be reasonably obtainable given the nature of Lessee's business.

     8.   Maintenance:  Lessee shall be responsible for all maintenance and
          -----------
repairs to the structural portion (including the roof) and common areas of the demised premises, and the heating, ventilation, air conditioning, plumbing, electrical and other utility systems servicing the premises and for maintaining the exterior landscaping and parking lots (as applicable).

     9.   Damage or Destruction by Casualty:
          ---------------------------------

          (a) Except as provided in subparagraphs (b) and (c) of this paragraph 9, in the event of damage to or destruction of the demised premises by fire or other insured casualty, the Lessor, from the proceeds of the fire and casualty policy set out in 6(c) above will promptly restore the demised premises as nearly as possible to its condition prior to such damage or destruction.

          (b) If the demised premises are destroyed or so damaged by fire or other casualty such that repair of such damage shall require 120 days or more, the Lessee may terminate this lease on notice of at least ten (10) days and no more than thirty (30) days.

Such notice shall be given within sixty (60) days after the date of such damage or destruction. If the lease shall so terminate, all rent shall be apportioned to the date of termination and all insurance proceeds shall belong to the Lessor.

          (c) Rent shall abate during the time the demised premises are being restored. Lessor shall be free to insure against loss of rent due to casualty or other cause, and in the event of such loss proceeds of that insurance shall be for the sole benefit of Lessor.

     10.  Utilities:  During the term of this lease, Lessee shall provide and
          ---------
pay for all lights, heat, water, sanitary sewer fees, janitor service and other utilities required by it in the use of the demised premises. Lessor represents that city water and sewer are available to the demised property.

     11.  Signs:  Lessee may install such signs on the demised premises as may
          -----
be approved by Lessor. Such approval shall not be unreasonably withheld. Any sign erected by the Lessee shall be at Lessee's sole cost and expense. Lessee will maintain such sign during the term of the lease and remove same upon termination of the lease. In no event shall any signage violate any local, state or governmental laws.

     12.  Indemnity:  Lessee covenants and agrees that it will defend,
          ---------
indemnify, protect and save harmless the Lessor from the claims of all persons arising from or out of the use or occupancy of the demised premises by or under Lessee or Lessee's agents, employees, customers or specific invitees. In any event, Lessee agrees to and shall indemnify Lessor for any loss which Lessor suffers as a result of Lessee's use and occupancy of the demised premises. Lessee agrees to and shall defend at its sole expense any and all legal actions, with the exception of actions brought to establish the liability of Lessee's Directors, brought against Lessor, caused by, relating to, or arising from Lessee's use and occupancy of the demised premises, including reimbursing Lessor for all reasonable attorney's fees and court costs expended by Lessor in the defense of any such actions.

     13.  Lessor's Entry:  The Lessor shall have the right to enter upon the
          --------------
demised premises during business hours for purposes of inspection of the property but the inspection will be performed in a manner so as not to unreasonably interfere with the Lessee's business operations.

     14.  Assignment and Sublease:  Lessee may, only after obtaining written
          -----------------------
consent of the Lessor, assign this Lease or sublet the premises or any part thereof unless the assignment is to a banking institution that has obtained all necessary State and/or Federal Regulatory Approval. Assignment or subletting is not permitted without the written consent of the Lessor unless to another financial institution with State and/or Federal Regulatory Approval. However, such assignment or subletting shall not in any way release Lessee from its liability to carry out and perform in the manner therein set forth any of the other covenants and conditions of this Lease.

     15.  Default:
          -------

          (a) Lessee's Default: If Lessee shall be in default in the payment of
              ----------------
any rent due hereunder or in the performance of any of the covenants or conditions hereof, and shall fail to correct and rectify such default within thirty (30) days from the receipt of written notice thereof from Lessor, or if Lessee shall be adjudicated bankrupt, or make any assignment for the benefit of creditors, or if the interest of Lessee herein shall be sold under execution or other process, Lessor may enter into said premises, and again have and repossess the same as if the Lease had not been made and shall thereupon have the right to cancel this Lease, without prejudice, however, to the right of Lessor to recover all rent due to the time of such entry. Such re-entry shall not prejudice any right that Lessor has under North Carolina law or waive any cause of action Lessor may have against Lessee for default upon the terms of this contract. In case of any such default and entry, Lessor shall make a reasonable effort to relet said premises from time to time during the term hereof for the highest rent obtainable and may recover from Lessee any deficiency between such amount and the rent herein reserved. In the event of default, until such time as Lessee has totally vacated the demised premises, including removing therefrom all personal property of Lessee, Lessor shall have no obligation to relet the premises and Lessee shall be fully responsible for the rent provided for in this lease. Further, in the event of Lessee's default, Lessor shall be entitled to recover from Lessee Lessor's reasonable attorneys fees incurred in any action in law or equity brought by Lessor to obtain possession of the premises or to determine the amount of Lessor's damage.

          (b) Lessor's Default:  If Lessor defaults in performance of its
              ----------------
obligations hereunder, Lessee shall have such rights and remedies as shall be provided by law and in equity and Lessor shall reimburse Lessee for its reasonable attorney's fees in prosecuting any successful suit against Lessor for enforcement of this lease.

     16.  Remedies Cumulative - Nonwaiver:  No remedy not otherwise conferred
          -------------------------------
upon or reserved to Lessor or Lessee shall be considered exclusive of any other remedy, but the same shall be distinct, separate and cumulative and shall be in addition at law or in equity or by statute; and every power and remedy given by this lease to Lessor or Lessee may be exercised from time to time as often as occasion may arise or as may be deemed expedient. No delay or omission of Lessor or Lessee to exercise any right or power arising from any default on the part of the other shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence thereto.

     17.  Eminent Domain:  If any part of the building and/or leased premises on
          --------------
the demised premises is taken under the power of eminent domain (including any conveyance made in lieu thereof), and such taking shall in the reasonable judgement of Lessee make the operation of Lessee's business on the demised premises impractical, then Lessee shall have the right to terminate this lease by giving Lessor written notice of such termination within thirty (30) days after such taking; and if Lessee does not so elect to terminate this lease, the rental to be paid by Lessee hereunder shall be equitably modified. An appraisal shall then be conducted of the fair market rental value of the property by a professional real estate appraiser possessing the MAI designation of the Appraisal Institute. That value shall become the new rent, but in no event shall that rent be more than the previous rent. If the new rent is less than the original base rent, less ten percent (10%), Lessor may terminate this lease. All proceeds and awards from any such taking shall be the sole property of Lessor except that Lessee shall have the right to make a separate claim for compensation for moving expenses and any of its personal property.

     18.  Notices:  All notices provided for in this Lease Agreement shall be in
          -------
writing and shall be deemed to be given when sent by prepaid registered or certified mail to the parties as follows:

          Lessor:   Mr. Boyd L. Hyder
                    ________________________________
                    ________________________________
                    Telephone: (704) _______________

          Lessee:   MountainBank, Inc.
                    PO Box 2809
                    Hendersonville, NC  28793-2809
                    Telephone: (704) _______________

     Either party may, from time to time by notice as herein provided, designate a different address to which notices to it shall be sent.

     19.  Holding Over:  If the Lessee shall for any reason hold over at the end
          ------------
of their term of this Lease or any renewal thereof, the Lessee shall become a Tenant from month to month at the rental payable hereunder and otherwise upon the covenants and conditions contained herein.

     20.  Possession and Warranty:  The Lessor covenants that it is seized of
          -----------------------
the Leased Premises in fee simple free of all liens, encumbrances, easements, claims, leases, restrictions and restrictive covenants which would in any way prevent or hinder Lessee in Lessee's intended use, and has the good right and lawful authority to enter into this Lease Agreement for the full term hereof; that it will put Lessee in actual possession of the Leased Premises at the beginning of the aforesaid term; that Lessee, upon paying the said rental and a performing of the covenants herein agreed by it to be performed, shall peaceably and quietly have, hold and enjoy the Leased Premises and use the appurtenances thereto as hereinabove referred to for the full term hereof; and there are no restrictions in the chain of title, ordinances, regulations or other laws that are presently binding and enforceable and which prohibit the use of the Leased Premises for the purpose hereinbefore set out.

     21.  Environmental:  Lessee covenants and warrants that, other than what is
          -------------
reasonably necessary in carrying out its business in the Leased Premises, it will not permit transportation, storage, placement, handling, treatment, discharge, generation, production or disposal of any waste, petroleum product, waste products, radioactive waste, poly-chlorinated biphenyl, asbestos, hazardous materials of any kind, or any substance which is regulated by any law, statute, ordinance, rule or regulation ("Hazardous Substance"), by Lessee or any other person or entity in, on, or around the Leased Premises. In any event any such substances shall be at all times handled and disposed of by Lessee in accordance with existing law. If said substances are not disposed of in accordance with existing law, Lessee shall be strictly liable to Lessor for any loss or damage Lessor suffers as a result of such failure.

     22.  Nature and Extent of Agreement:  This instrument contains the complete
          ------------------------------
agreement of the parties regarding the terms and conditions of the lease of the demised premises, and there are no oral or written conditions, terms understanding or other agreements pertaining thereto which have not been incorporated herein. This instrument creates only the relationship of Landlord and Tenant between the parties hereto as to the demised premises; and nothing herein shall in any way be construed to impose upon either party hereto any obligations or restrictions not herein expressly set forth.

     23.  Binding Effect:  This Lease Agreement shall be binding upon and shall
          --------------
inure to the benefit of the parties hereto and their respective successors and assigns.

     24.  Condition Precedent:  All parties hereto acknowledge and agree that
          -------------------
the obligation of the Lessee to perform is conditioned upon receiving regulatory approval from all appropriate state and federal regulatory agencies and upon receipt of FDIC insurance.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement under seal as of the day and year first above written.

                                LESSOR:


                                /s/ Boyd L. Hyder                       (SEAL)
                                ----------------------------------------
                                BOYD L. HYDER


                                LESSEE:


ATTEST:                         MOUNTAINBANK, INC.


BY: /s/ Wm Wilkerson            BY: /s/ J. W. Davis
    -----------------------         ------------------------------------------
    (Assistant) SECRETARY           PRESIDENT

STATE OF NORTH CAROLINA

COUNTY OF HENDERSON

     On this   25th   day of   June  , 1997, before me personally appeared BOYD
             --------        --------
L. HYDER me known to be the person described in and who executed the foregoing instrument, and acknowledge that he executed the same as his free act and deed.

     WITNESS my hand and notarial seal this   25th   day of   June  , 1997.
                                            --------        --------

My Commission Expires:                 /s/ Darlene E. Hartzog
                                       -----------------------------------------
    April 28, 2002                     NOTARY PUBLIC
-------------------------

(AFFIX NOTARY SEAL/STAMP)



STATE OF NORTH CAROLINA

COUNTY OF HENDERSON

     I, a Notary Public of the County and State aforesaid, certify that
 William M. Wilkerson  , personally appeared before me this day and acknowledged
-----------------------
that ____ he is _________ Secretary of MOUNTAINBANK, INC., a  state chartered
                                                             -----------------
Bank, and that by authority duly given and as an act of the corporation, the foregoing instrument was signed in its name by its __________ President, sealed with its corporate seal and attested by him as its ________________ Secretary.
                                        -----
     WITNESS my hand and official stamp or seal, this   25th   day of   June  ,
                                                      --------        --------
1997.

My Commission Expires:                     /s/ Darlene E. Hartzog
                                           -------------------------------------
 April 25, 1997                            NOTARY PUBLIC
-----------------------

                                   EXHIBIT A

BEGINNING at a point in the center of Wren Street (S.R. 1520), said point being the point where the City of Hendersonville City Limits line crosses Wren Street, and moving thence from said beginning point along and with the City of Hendersonville City Limits line, South 48 deg. 01 min. 04 sec. West 13.62 feet to a point; thence South 31 deg. 16 min. 02 sec. East 57.81 feet to a point; thence turning and running, South 46 deg. 47 min. 58 sec. West 202.17 feet to a point in the center of Hyder Street (S.R. 1521), also known as Linda Vista Drive; thence along and with the centerline of Hyder Street (S.R. 1521), also known as Linda Vista Drive, North 41 deg. 54 min. 41 sec. West 89.10 feet to a point; thence North 40 deg. 09 min. 30 sec. West 100.76 feet to a point; thence turning and leaving the center of Hyder Street (S.R. 1521) and traveling North 46 deg. 47 min. 58 sec. East 249.67 feet to a point in the center of Wren Street (S.R. 1520); thence along and with the center of Wren Street (S.R. 1520), South 30 deg. 49 min. 09 sec. East 136.61 feet to the point and place of BEGINNING, and containing 43,489 square feet according to a survey by Stacy Kent Rhodes, RLS #L2959, under date of November 21, 1996, and being Job No. 96-263SU, and said survey being entitled "Site Plan for MountainBank - Owner/Developer: Boyd
L. Hyder".

There is RESERVED by Boyd L. Hyder for the purpose of allowing and providing ingress, egress, and regress to other remaining property of Boyd L. Hyder a right of way along the northwestern boundary of the tract hereinabove described between Hyder Street (S.R. 1521) and Wren Street (S.R. 1520).

In the event the Lessor develops the property lying to the North of the Northern boundary of the tract being leased, Lessor grants to Lessee a right of way between Hyder Street and Wren Street for ingress, egress, and regress.